UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2011
Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 623-6000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 21, 2011, Graco Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement for 2011 Annual Meeting.
Proposal 1
The election of three directors to serve for three-year terms.

Name	For	Withhold Authority	Broker Non-Votes

Patrick J. McHale	27,902,322	20,074,089	6,011,572
Lee R. Mitau	24,410,819	23,565,592	6,011,572
Marti Morfitt	24,172,102	23,804,309	6,011,572
Proposal 2
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2011.

For	Against	Abstain

53,559,753	351,169	77,061
Proposal 3
Advisory, non-binding resolution to approve our executive compensation.

For	Against	Abstain	Broker Non-Votes

45,675,643	1,681,390	619,378	6,011,572
Proposal 4
Advisory, non-binding vote on the frequency for which shareholders will have an advisory, non-binding vote on our executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

41,617,276	1,083,187	4,734,457	541,491	6,011,572
Proposal 5
Shareholder proposal to adopt majority voting for the election of directors.

For	Against	Abstain	Broker Non-Votes

33,872,738	13,972,200	131,473	6,011,572

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date: April 26, 2011	By:	/s/ Karen Park Gallivan
Karen Park Gallivan
Its: Vice President, General Counsel and Secretary

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